STOCKPICKCENTRAL.COM - Month to Month Advertising Agreement

STOCKPICKCENTRAL.COM
Relevant Links, Inc.
5655 S. Yosemite Street
Suite 109
Greenwood Village, CO 80111

-and- Advertiser:

Company Name: _________________________________________________
Address: __________________________________________________________
City: __________________________ State:	______ Zip: ______________
Contact Name: ____________________________
Phone: ____________________________ Fax: __________________________

ADVERTISING DESCRIPTION:
The STOCKPICKCENTRAL.COM premium package includes a banner above your directory listing and a banner placed into rotation on the top of every page of the STOCKPICKCENTRAL.COM website. This agreement is month to month and can be cancelled by either party with a 30-day notice.

Your Banners:

URL of Banner #1: __________________________________________________
(Banner for Rotation, dimensions: 468x60, max size: 20k.)

URL of Banner #2: __________________________________________________
(Banner for Directory Listing, dimension 200x100, max size: 15k.)

Your method of Payment:

o Check / Money Order -
Your banners will be started as soon as we receive your check.

Send Check or Money Order to:
Relevant Links, Inc.
5655 S. Yosemite Street #109
Greenwood Village, CO 80111

o Credit Card
o Visa o Mastercard	o American Express

Card Number: _____________________________________
Exp. Date: _______________
Name of Cardholder: _______________________________
Billing Address: ____________________________________
Your credit card will be billed on the 1st of every month in the amount of $40 by Relevant Links, Inc.